January 15, 2014

Board of Directors

Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics

PO Box 47039

Minneapolis, Minnesota 55447

Gentlemen:

Effective immediately, please accept my resignation as a member of the Board of Directors of Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics (the “Company”) as well as my positions on the committees of the Board of Directors of the Company. My resignation is not the result of a disagreement between the Company and me on any matter relating to the Company’s operations, policies or practices.

Very truly yours,

/s/ Richard Lindstrom

Richard Lindstrom